UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2025

Lottery.com Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38508	No. 81-1996183
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5049 Edwards Ranch Rd., 4th Floor Fort Worth, Texas	76109
(Address of Principal Executive Offices)	(Zip Code)

(737) 309-4500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SEGG	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $230.00	LTRYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Subscription and Call Option Agreements with Veloce Media Group

On July 11, 2025, Lottery.com Inc., currently conducting business under the name “SEGG Media Corporation” (collectively the “Company” or “SEGG Media”) entered into a Subscription Agreement (the “Subscription Agreement”) and a Call Option Agreement (the “Call Option”) with Veloce Esports Limited, conducting business as Veloce Media Group (“Veloce”). The Subscription Agreement and Call Option outline the intent of SEGG Media to purchase a minimum of 12.4% up to 51% of Veloce.

The Subscription Agreement calls for SEGG to pay Veloce £5,675,444.74 GBP, approximately equivalent to $7,594,677.54 US dollars, in two tranches. Tranche One is an all-cash payment of Two Million Great British Pounds (£2,000,000; approximately equivalent to $2,676,415.77 US dollars). The Tranche One payment will result in the Company receiving 1,663 A1 shares of Veloce stock valued at £1,224.74 per share (approximately equivalent to $1,639.01 US dollars) and a commensurate ownership stake of 4.74%. Tranche Two is £3,675,444.74 (approximately equivalent to $4,918,659.05 US dollars) of which a minimum of £1,187,500.00 (approximately equivalent to $1,589,165.94 US dollars) must be in cash and the balance of £2,487,944.74 (approximately equivalent to $3,29,508.98 US dollars) can be in a combination of cash and restricted stock units of common shares of SEGG Media to be applied towards the Purchase Price at a fixed price of One Dollar USD ($1.00) per share (the “Fixed Price”) irrespective of the trading price of SEGG Media stock at the Tranche Two payment date. Completion of Tranche Two will result in the Company receiving 3,000 A1 shares of Veloce stock valued at £1,224.74 (approximately equivalent to $1,639.01 US dollars) per share and having a 12.4% ownership stake in Veloce. The Company will receive two director seats on the Veloce Board of Directors upon completion of Tranche Two.

The Call Option allows the Company to purchase new issued share capital in Veloce at a pre-money £50,000,000 (approximately equivalent to $66,907,363.01 US dollars) valuation to achieve Fifty-One (51%) percent ownership. To exercise the Call Option, the Company must have completed Tranche One and Tranche Two and made offers to Veloce shareholders to purchase up to 51% of issued and outstanding shares. The Call Option expires October 31, 2025. The Company will be granted control of the Veloce Board of Directors upon successful completion of the Call Option. Payments to Veloce shareholders under the Call Option can be made in cash or in shares of SEGG Media Common Stock or a combination of the two.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lottery.com Inc.

By:	/s/ Matthew McGahan
Name:	Matthew McGahan
Title:	Chief Executive Officer

July 16, 2025